Option to Purchase
                                  104,104 Units


                             SCNV ACQUISITION CORP.


                              UNIT PURCHASE OPTION


                           Dated: ______________, 1998


     THIS CERTIFIES that Patterson Travis, Inc., One Battery Park Plaza, New York, NY 10005 (hereinafter sometimes referred to as the "Holder"), is entitled to purchase from SCNV Acquisition Corp., a Delaware corporation (hereinafter referred to as the "Company"), at the prices and during the periods as hereinafter specified, 104,104 Units ("Units") consisting of the Company's common stock and warrants to purchase the Company's common stock. Each Unit consists of one (1) share of the Company's common stock, $.01 par value ("Common Stock") and one (1) Class A Redeemable Common Stock Purchase Warrant to purchase one (1) share of Common Stock at an exercise price of $7.50 per share ("Class A Warrants" or "Warrants"). The Class A Warrants are exercisable until _____, ___, 2003.

     The Units have been registered under a Registration Statement on Form SB-2 (File No. 333-43955) declared effective by the Securities and Exchange Commission on ______ __, 1998 (the "Registration Statement"). This Option (the "Option") to purchase 104,104 Units (the "Option Units") was originally issued pursuant to an underwriting agreement between the Company and Patterson Travis, Inc., as underwriter (the "Underwriter"), in connection with a public offering of 1,041,044 Units (the "Public Units") through the Underwriter, in consideration of $.001 per Option Unit.

     Except as specifically otherwise provided herein, the Common Stock and the Warrants issued pursuant to this Option shall bear the same terms and conditions as described under the caption "Description of Securities" in the Registration Statement, and the Warrants shall be governed by the terms of the Warrant Agreement



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dated as of ________ ___, 1998 executed in connection  with such public offering
(the "Warrant Agreement"), and except that the holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Common Stock and the Warrants included in the Units, and the shares of Common Stock underlying the Warrants, as more fully described in paragraph 6 of this Option. In the event of any reduction of the exercise price of the Warrants included in the Public Units, the same percentage changes to the Warrants included in the Option Units shall be simultaneously effected.

     1. The rights represented by this Option shall be exercised at the prices, subject to adjustment in accordance with paragraph 8 of this Option, and during the periods as follows:

          (a) Between  ______________  ___,  1999 and  ____________  ___,  2003,
     inclusive, the Holder shall have the option to purchase Units hereunder at a price of $6.90 per Unit (subject to adjustment pursuant to paragraph 8 hereof) (the "Exercise Price").

          (b) After ________ ___, 2003 (five (5) years from the Effective Date), the Holder shall have no right to purchase any Units hereunder.

     2. The rights represented by this Option may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of paragraph 6 and subparagraphs (b), (c) and (d) of paragraph 7 hereof. This Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the earliest date that both this Option is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and other provisions are complied with and the person or persons

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

in whose name or names the certificates for shares of Common Stock and Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants and the certificates for the Common Stock and Warrants so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten
(10) days, after the rights represented by this Option shall have been so exercised.

     3. For a period of one (1) year from the Effective Date, this Option shall not be transferred, sold, assigned, or hypothecated, except that it may be transferred to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Holder during such period. After such one
(1) year period any such assignment must be accompanied by an immediate exercise of such assigned portion of this Option. Any such assignment shall be effected by the Holder (i) executing the form of assignment at the end hereof and (ii) surrendering this Option for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this paragraph 3 hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Option or Options of like tenor and representing in the aggregate rights to purchase the same number of Units as are purchasable hereunder.

     4. The Company covenants and agrees that all shares of Common Stock which may be issued as part of the Units purchased hereunder and the Common Stock which may be issued upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants included in the Units.

     5. This Option shall not entitle the Holder to any voting, dividend, or other rights as a stockholder of the Company.

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

     6. (a) During the period set forth in paragraph l(a) hereof, the Company shall advise the Holder or its transferee, by written notice at least 30 days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Act covering any securities of the Company, for its own account or for the account of others (other than a registration statement on Form S-4 or S-8 or any successor forms thereto), and will for a period of seven
(7) years from the effective date of the Registration Statement, upon the request of the Holder, include in any such post-effective amendment or registration statement, such information as may be required to permit a public offering of, all or any of the Units underlying the Option, the Common Stock, or Warrants included in the Units or the Common Stock issuable upon the exercise of the Warrants (the "Registrable Securities"). The Company shall supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable
Securities,  use its  reasonable  efforts to  register  and  qualify  any of the
Registrable Securities for sale in such states as such Holder designates provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and do any and all other acts and things which may be reasonably necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Registrable Securities, and furnish indemnification in the manner provided in paragraph 7 hereof. The Holder shall furnish information and indemnification as set forth in paragraph 7 except that the maximum amount which may be recovered from the Holder shall be limited to the amount of proceeds received by the Holder from the sale of the Registrable Securities. The Company shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the holders of Registrable Securities requested to be included in the registration to include such securities in such underwritten offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advises the holders of Registrable Securities that the total amount of securities which they intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of holders of Registrable Securities shall be eliminated, reduced, or limited to the extent necessary to

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

reduce the total amount of securities to be included in such offering to the amount, if any, recommended by such managing underwriter or underwriters (any such reduction or limitation in the total amount of Registrable Securities to be included in such offering to be borne by the holders of Registrable Securities proposed to be included therein pro rata). The Holder will pay its own legal fees and expenses and any underwriting discounts and commissions on the securities sold by such Holder and shall not be responsible for any other expenses of such registration.

     (b) If any 50% holder (as defined below) shall give notice to the Company at any time during the period set forth in paragraph l(a) hereof, to the effect that such holder desires to register under the Act, the Units, or any of the underlying securities contained in the Units underlying the Option under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved, then the Company will promptly, but no later than 60 days after receipt of such notice, file a post-effective amendment to the current Registration Statement or a new registration statement pursuant to the Act, to the end that the Units and/or any of the securities underlying the Units may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective for a period of 120 days (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided that such holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% holder (which for purposes hereof shall mean any direct or indirect transferee of such holder provided it owns at least 50% of the Option) may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act with respect to the Registrable Securities on only one occasion during the term of this Option. The Holder may at its option request the registration of any of the securities underlying the Option in a registration statement made by the Company as contemplated by Section 6(a) or in connection with a request made pursuant to this Section 6(b) prior to acquisition of the Units issuable upon exercise of the Option and even though the Holder has not given notice of exercise of the Option. The 50% holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Units as a unit, or separately as to the Common Stock and/or Warrants included in the Units and/or

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

the Common Stock issuable upon the exercise of the Warrants, and such registration rights may be exercised by the 50% holder prior to or subsequent to the exercise of the Option. Within ten business days after receiving any such notice pursuant to this subsection (b) of paragraph 6, the Company shall give notice to the other holders of the Options, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying the Options of the other holders. Each holder electing to include its Registrable Securities in any such offering shall provide written notice to the Company within twenty (20) days after receipt of notice from the Company. The failure to provide such notice to the Company shall be deemed conclusive evidence of such holder's election not to include its Registrable Securities in such offering. Each holder electing to include its Registrable Securities shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. All costs and expenses of such post-effective amendment or new registration statement shall be borne by the Company, except that the holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the securities sold by them.

     The Company shall be entitled to postpone the filing of any registration statement pursuant to this Section 6(b) otherwise required to be prepared and filed by it if (i) the Company is engaged in a material acquisition, reorganization, or divestiture, (ii) the Company is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of Regulation M under the Securities Exchange Act of 1934,
(iii) the Company is engaged in an underwritten offering and the managing underwriter has advised the Company in writing that such a registration statement would have a material adverse effect on the consummation of such offering; (iv) for the period of the financial statements called for in such filing, the Company has only unaudited financial statements, unless the underwriter agrees that such filing need not include audited financial statements or (v) the Company is subject to an underwriter's lock-up as a result of an underwritten public offering and such underwriter has refused in writing, the Company's request to waive such lock-up. In the event of such postponement, the Company shall be required to file the registration statement pursuant to this Section 6(b), within 60 days of the consummation of the event requiring such postponement.

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

     The Company will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of 120 days (and for up to an additional three months if requested by the Holder) from the effective date thereof. The Company shall supply prospectuses, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities, use its best efforts to register and qualify any of the Registrable Securities for sale in such states as such holder designates, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and furnish indemnification in the manner provided in paragraph 7 hereof. The demand registration rights granted hereunder will expire no later than five
(5) years from the effective date of this offering.

     (c) The term "50% holder" as used in this paragraph 6 shall mean the holder of more than 50% of the Common Stock and the Warrants underlying the Option, as if exercised, (considered in the aggregate) and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners as well as the number of shares then issuable upon exercise of the Warrants.

     7. (a) Whenever pursuant to paragraph 6 a registration statement relating to any shares of Common Stock or Warrants issued or issuable upon the exercise of any Options, is filed under the Act, or is amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment, or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages, or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary

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

prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or which arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder, for use in the preparation thereof; provided, further, that the indemnity with respect to any preliminary prospectus shall not be applicable on account of any losses, claims, damages, liabilities, or litigation arising from the sale of such securities to any person if the misstatement or omission was corrected in the final prospectus related thereto but such final prospectus was not delivered by the Distributing Holder to such person at or prior to sale of such securities.

     (b) Each Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) and each other Distributing Holder, if any, against any losses, claims, damages, or liabilities, joint and several, to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said

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preliminary prospectus,  said final prospectus,  or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action.

     (c) Promptly after receipt by an indemnified party under this paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not unless it is prejudiced thereby relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 7.

     (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

     8. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Option shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or

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

     reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Notwithstanding anything to the contrary contained in the Warrant Agreement, in the event an adjustment to the Exercise Price is effected pursuant to this Subsection (a) (and a corresponding adjustment to the number of Option Units is made pursuant to Subsection (d) below), the exercise price of the Warrants shall be adjusted so that it shall equal the price determined by multiplying the exercise price of the Warrants by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such action and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. In such event, there shall be no adjustment to the number of shares of Common Stock or other securities issuable upon exercise of the Warrants. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Subsection (e) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the number of shares then comprising an Option Unit by the product of the Exercise Price in effect immediately prior to the date of such issuance multiplied by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or

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     warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

          (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the number of shares then comprising an Option Unit by the product of the Exercise Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (e) below), less the fair market value per share (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (d) Whenever the Exercise Price payable upon exercise of this Option is adjusted pursuant to Subsections (a), (b) or (c) above, the number of Option Securities purchasable upon exercise of this Option shall simultaneously be adjusted by multiplying the number of Option Securities initially issuable upon exercise of this Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

          (e) For the purpose of any computation under Subsections

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

     (b) or (c)above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

          (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($0.10) in such price; provided, however, that any adjustments which by reason of this Subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants issuable upon exercise of this Option).

          (g) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly, but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Option Units issuable upon exercise of this Option and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder, at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the

     Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

          (h) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (f), inclusive above.

     9. No adjustment pursuant to Section 8 hereof to the Exercise Price of the Option will be made, however,

          (i) upon the sale or exercise of any Warrants, including without limitation the sale or exercise of any of the Warrants comprising the Option; or

          (ii) upon the sale of any shares of Common Stock included in the Units in the Company's initial public offering, including, without limitation, shares sold upon the exercise of any over-allotment option granted to the Underwriters in connection with such offering; or

          (iii) upon the issuance or sale of Common Stock or Convertible Securities (as defined in the Warrant Agreement) upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants, or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

          (iv) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Exercise Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

          (v) upon the issuance or sale of Common Stock or

     Convertible Securities in a private placement unless the issuance or sale price is less than 85% of the fair market value of the Common Stock on the date of issuance, in which case the adjustment shall only be for the difference between 85% of the fair market value and the issue or sale price;


          (vi) upon the issuance or sale of Common Stock or Convertible Securities to (a) shareholders of any corporation which merges into the Company or from which the Company acquires assets and some or all of the consideration consists of equity securities of the Company, in proportion to their stock holdings of such corporation immediately prior to the acquisition or (b) to any corporation or person from which the Company acquires assets but only if no adjustment is required pursuant to any other provision of this Section 9; or

          (vii) upon the issuance or sale of (i) up to 200,000 options for the purchase of Common Stock to employees, officers, directors, advisors or consultants under the Company's Stock Option Plan at Market Price (as defined in the Registration Statement) or (ii) Common Stock issued upon the exercise of options granted under such Stock Option Plan.

     10. This Agreement shall be governed by and in accordance with the laws of the State of New York.


     IN WITNESS WHEREOF, SCNV Acquisition Corp. has caused this Option- to be signed by its duly authorized officers under its corporate seal, and this Option to be dated as of the date first above written.

                                       SCNV ACQUISITION CORP.


                                       By:____________________________________
                                          Name:
                                          Title:



(Corporate Seal)

                                  PURCHASE FORM


                   (To be signed only upon exercise of option)



     THE UNDERSIGNED, the holder of the foregoing Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder,

____ Units of SCNV Acquisition Corp., each Unit consisting of one share of $.01 Par Value Common Stock and one Class A Redeemable Common Stock Purchase Warrant, and herewith makes payment of $______________ therefor, and requests that the Warrants and certificates for shares of Common Stock be issued in the name(s) of, and delivered to ________________________ whose address(es) is
(are)_________________________________________.




                                                      __________________________


Dated:

                                  TRANSFER FORM


                 (To be signed only upon transfer of the Option)



     For value received, the undersigned hereby sells, assigns, and transfers unto _________________________________ the right to purchase Units represented by the foregoing Option to the extent of _____ Units, and appoints _________________________________ attorney to transfer such rights on the books of SCNV Acquisition Corp. with full power of substitution in the premises.




Dated:




                                                  ______________________________
                                                  Name:
                                                  Address:





                                                  ______________________________

                                                  ______________________________

                                                  ______________________________



In the presence of: